LOAN AGREEMENT

This Loan Agreement ("Agreement") is made and entered into in this 19th day of May, 2014 by and between Anna Ioannou ("Lender"), and Makkanotti Group Corp. a Nevada corporation having its principal place of business at Larnakos Avenue, 73, ap. 402, Nicosia, Cyprus 1046 ("Borrower"). The Lender and Borrower are together sometimes referred to herein as the "Parties".

WHEREAS, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. The Lender and Borrower hereby agree that the $25,000 advanced by the Lender to the Borrower (the "Loan Amount") pursuant to the Agreement shall be repaid by Borrower to the Lender.

2. This Agreement should be considered as a legal obligation of Lender to loan the Loan Amount to Borrower.

3. The Borrower hereby agrees to pay the Loan Amount to Lender on the day when the Borrower starts earn significant revenue.

4. The entire principal balance shall be repaid in full amount to the Lender.

5. Advanced Loan Amount shall be non-interest bearing, secured and payable upon demand.

6. Lender in accordance to the registration statement of Borrower should loan the Loan Amount to Borrower, in the event of not raising minimum amount of funds from the offering.

7. The date of repayment of Loan Amount to Lender should start when the Borrower starts earning sufficient revenue to pay all obligations.

This agreement may be signed by more than one person and each of the undersigned understands that they are responsible for repaying the full Loan Amount.

The Agreement is EXECUTED on the day and year first written above.

BORROWER Signature /s/Anna Ioannou Makkanotti Group Corp.	LENDER Signature /s/Anna Ioannou Anna Ioannou